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                                                                     Exhibit 5.1

                      [LETTERHEAD OF TENZER GREENBLATT LLP]

                                September 3, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D. C. 20549-1004

         Re:   Paravant Computer Systems, Inc.

Gentlemen:

         We have acted as counsel to Paravant Computer Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder, of 4,240,868 shares of Common Stock, par value $.015 per share ("Common Stock"), of the Company, of which 1,938,382 shares (the "Reoffer Shares") are to be offered for resale pursuant to the reoffer prospectus (the "Reoffer Prospectus") included as part of the Registration Statement. Of the shares of Common Stock being registered pursuant to the Registration Statement,
(i) an aggregate of 3,090,050 shares (the "Option Shares") are reserved for issuance pursuant to options ("Options") granted or available for future grant under the Company's Incentive Stock Option Plan, the Company's Non-Qualified Stock Option Plan, the Company's Nonemployee Directors' Stock Option Plan and certain Special Non-Qualified Non-Plan Stock Option Agreements (collectively, the "Plans"), including Options to acquire an aggregate of 787,564 shares of Common Stock granted to certain affiliates of the Company, which shares are included in the Reoffer Prospectus, (ii) an aggregate of 148,617 shares currently held by UES, Inc. ("UES"), the parent company of the Company prior to the Company's June 1996 initial public offering (the "IPO"), are subject to certain employee stock options granted by UES to certain affiliates of the Company prior to the IPO (the "UES Options") and are included in the Reoffer Prospectus, (iii) an aggregate of 743,079 shares were previously acquired by certain affiliates of the Company upon exercise of UES Options granted to them by UES prior to the IPO and are included in the Reoffer Prospectus and (iv) an aggregate of 259,122 shares were previously acquired by certain current and former affiliates of the Company upon exercise of Options granted to them under the Plans and are included in the Reoffer Prospectus. The shares of Common Stock included in the Reoffer Prospectus are collectively referred to herein as the "Reoffer Shares."

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, the By-Laws of the Company, each as amended to date, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, the Plans and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company.

         Based on and subject to the foregoing, we hereby advise you that, in our opinion, (i) the issuance and sale of the Option Shares upon exercise of Options in accordance with the terms and subject to the conditions set forth in the agreements pursuant to which the Options were or will be granted (the "Option Agreements") have been duly authorized and, when the consideration for any such Option Shares shall have been received by the Company and shares are issued pursuant to such Options in accordance with the terms and subject to the conditions set forth in the respective Option Agreements, such shares of Common Stock will be validly issued, fully paid and nonassessable; and (ii) the Reoffer Shares are validly issued, fully paid and nonassessable.

         We are lawyers admitted to practice only in the State of New York and we are expert in, and express opinions only as to, the laws of the State of New York and of the federal laws of the United States of America.

         We hereby consent to use and filing of this opinion in connection with the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters."

                                                      Very truly yours,

                                                    TENZER GREENBLATT LLP




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